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                                                                    Exhibit 10.2


                         INVESTOR STOCKHOLDERS AGREEMENT


                  THIS INVESTOR STOCKHOLDERS AGREEMENT, dated as of April 21, 1999 (this "AGREEMENT") is made by and among J.L. French Automotive Castings, Inc., a Delaware corporation (the "COMPANY"), Onex American Holdings LLC, a Delaware limited liability company ("ONEX"), J2R Partners III, a Minnesota general partnership ("J2R") and the stockholders listed on the signature pages hereto and such other stockholders of the Company as may, from time to time, become parties to this Agreement in accordance with the terms and provisions hereof.

                  WHEREAS, the authorized capital stock of the Company consists of 20,000 shares of Class A Common Stock, par value $.01 per share (the "CLASS A COMMON"), 30,000 shares of Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON"), 2,000 shares of Class C Common Stock, par value $0.01 per share (the "CLASS C COMMON"), 15,000 shares of Class D-1 Common Stock, par value $0.01 per share (the "CLASS D-1 COMMON"), 7,500 shares of Class D-2 Non-Voting Common Stock, par value $0.01 per share (the "CLASS D-2 COMMON"), and 1,000 shares of Class E Common Stock, par value $0.01 per share (the "CLASS E COMMON").

                  WHEREAS, the Company, Onex, J2R, and certain other Stockholders are parties to a Recapitalization Agreement, dated as of the date hereof, the ("RECAPITALIZATION AGREEMENT"), pursuant to which Onex, J2R, and such Stockholders have acquired their Common Stock (as defined).

                  WHEREAS, the Company, Onex, J2R, and certain other investors are parties to a Registration Agreement (the "REGISTRATION AGREEMENT"), dated as of the date hereof.

                  WHEREAS, in order to provide for the stability of the Company, the parties wish to enter into this Agreement.

                  WHEREAS, certain terms used in this Agreement are defined in
Article I of this Agreement.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:




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                               ARTICLE 1ARTICLE 1

                               CERTAIN DEFINITIONS

                   1.1 CERTAIN DEFINITIONS. when used in this Agreement the following terms shall have the respective meanings shown:

                  "AFFILIATE" shall mean, with respect to any Person, any of (a) a director or executive officer of such Person, (b) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, including, without limitation, investment partnerships or funds that are sponsored, managed or controlled, directly or indirectly, by such Person or its Affiliates. For the purpose of this definition and the definition of Independent Third Party, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

                  "BRIDGE LOAN AGREEMENT" shall mean the Bridge Loan Agreement dated as of April 21, 1999 among the Company, the Guarantors referred to therein, Nationsbridge, L.L.C., as an arranger, co-agent, initial lender and administrative agent, Chase Securities, Inc., as an arranger, the Chase Manhattan Bank, as a co-agent and initial lender, and the other lenders referred to therein as such agreement may be amended, restated or otherwise modified from time to time.

                  "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City.

                  "CLASS D COMMON" means collectively the Class D-1 Common and the Class D-2 Common.

                  "CLOSING" shall mean the closing of the transactions contemplated by the Recapitalization Agreement.

                  "CLOSING DATE" means the date on which the transactions contemplated by the Recapitalization Agreement shall be consummated.

                  "CO-INVESTMENT AGREEMENT" means that certain Co-Investment Agreement, dated as of March 30, 1990, between Onex TMB Investments Inc., an Ontario corporation, and J2R Corporation, a Delaware corporation, as amended from time to time.

                  "COMMON STOCK" means (i) any Class A Common, Class B Common, Class C Common, Class D-1 Common, Class D-2 Common and Class E Common purchased, issued to or otherwise acquired by any Stockholder, (ii) the Warrants and any Class A Common issuable pursuant



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to the Warrant held by any Stockholder, and (iii) any equity securities issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) or (ii) above by way of stock dividend or stock split, exchange or conversion, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Common Stock, such shares will continue to be Common Stock in the hands of any holder of such Common Stock (other than purchasers pursuant to a Public Sale).

                  "COMPANY" includes any successor to the Company resulting from any merger, consolidation or other reorganization of or including the Company.

                  "ESCROW AGENT" means U.S. Bank Trust National Association or any subsequent escrow agent who holds the Warrants in an escrow account.

                  "INDEPENDENT THIRD PARTY" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's common stock on a fully-diluted basis (a "5% Owner") , who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

                  "INSTITUTIONAL INVESTOR" means a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act (codified at 17 C.F.R. Section 230.144A (1990)).

                  "NML" means The Northwestern Mutual Life Insurance Company, a Wisconsin corporation.

                  "OTHER STOCKHOLDER" means any holder of Common Stock which is bound by and subject to this Agreement other than (i) Onex and its Affiliates and (ii) the transferees of Onex or its Affiliates.

                  "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

                  "PUBLIC COMPANY" means a company which has effected a Public Offering.

                  "PUBLIC OFFERING" means a public offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act.

                  "PUBLIC SALE" means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) adopted under the Securities Act.

                  "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten public offering



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registered under the Securities Act of shares of the Common Stock consisting of at least 20% of the Common Stock determined on a fully diluted basis.

                  "SALE OF THE COMPANY" means the sale of the Company to an Independent Third Party or a group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation, recapitalization, reorganization or sale of a majority of the Company's outstanding Common Stock and Common Stock equivalents) or (ii) all or substantially all of the Company's consolidated assets.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "STOCKHOLDER" means any holder of Common Stock or Warrant (other than the Escrow Agent) which is bound by and subject to this Agreement.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control a majority of the managers or general partners of such limited liability company, partnership, association or other business entity.

                  "WARRANTS" shall mean the warrant issued pursuant to the Warrant Agreement by and between J.L. French Automotive Castings, Inc. and U.S. Bank Trust National Association dated on the date hereof.

                  "WINDWARD" means Windward Capital Associates, L.P.

                  "WINDWARD GROUP" means Windward/Metropolitan L.L.C. and Windward/Park WACI, L.L.C. and their respective Affiliates.


                                    ARTICLE 2

                        Board of Directors of the Company




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                  2.1 BOARD OF DIRECTORS. (a) From and after the Closing Date and until the provisions of this Article 2 cease to be effective, each of the Stockholders will vote all of its voting stock of the Company, and will take, and will cause any Persons controlled by it to take, all other necessary or desirable actions within its control (in its capacity as a stockholder of the Company), and the Company will take all necessary or desirable action within its control, in order to cause:

                  (i) the authorized number of directors on the Company's board of directors (the "Board") to be established at seven (7) directors;

                  (ii)     the election to the Board of:

                           (A) three (3) representatives designated by J2R (by written notice to the Company, which shall furnish copies of such notice to each other party hereto), two of whom shall initially be S.A.
         (Tony) Johnson and Carl E. Nelson (the "J2R DIRECTORS");

                           (B) two (2) representatives designated by Onex (by written notice to the Company, which shall furnish copies of such notice to each other party hereto), who shall initially be Eric Rosen and Charles Waldon (the "ONEX DIRECTORS");

                           (C) subject to paragraph (v) below, one (1) representative designated by Windward (by written notice to the Company, which shall furnish copies of such notice to each other party hereto), who shall initially be Robert Barton (the "WINDWARD DIRECTOR"); and

                           (D) subject to paragraph (vi) below, one (1) representative designated by NML (by written notice to the Company, which shall furnish copies of such notice to each other party hereto), who shall initially be A. Kipp Koester (the "NML DIRECTOR").

                  (iii) at the written request of a Stockholder with the right to designate a Board representative, the removal from the Board (with or without cause) of any representative designated by such Stockholder, but only upon such written request and under no other circumstances;

                  (iv) in the event that any representative designated hereunder by a Stockholder for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board to be filled by a representative designated by such Stockholder as provided hereunder;

                  (v) the rights of Windward to designate a Windward Director under this Section 2.1(a) shall terminate at such time as the Windward Group holds in aggregate less than 5% of the total outstanding Common Stock of the Company; and

                  (vi) the rights of NML to designate a NML Director under this
         Section 2.1(a) shall terminate at such time as the NML holds in aggregate less than 5% of the total outstanding Common Stock of the Company.



                                      - 5 -




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                  (b) The Company shall pay the reasonable out-of-pocket
expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

                  (c) The provisions of this Article 2 will terminate automatically and be of no further force and effect upon a Qualified Public Offering.


                                    ARTICLE 3

                   Covenants of the Company and Other Matters

                  3.1 TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its Subsidiaries shall enter into any material transaction with a Stockholder or any of its Affiliates, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, but excluding any dividend or other distribution to Stockholders in their capacity as such unless either:

                  (a) the terms of the transaction are no less favorable to the Company or its Subsidiaries, as the case may be, than are obtainable by it in a comparable arm's length transaction with a Person not such Stockholder or any of its Affiliates, or

                  (b) the Stockholders holding at least a majority of the shares of Common Stock held by all Stockholders (excluding for purposes of determining a majority, such Stockholder and its Affiliates) give their written consent thereto.

                  The Company shall give notice to the Stockholders at least 20 business days in advance of any such transaction. The Company may, however, without complying with this Section 3.1, pay an annual management and advisory fee to Hidden Creek Industries, a New York general partnership ("HCI") (or any successor thereto), pursuant to the Management Agreement, dated as of the date hereof, by and between the Company and HCI. Moreover, the Stockholders acknowledge that the Company or the Company will pay HCI a $3,000,000 closing fee upon the consummation of the transactions contemplated herein.

                  3.2 MERGERS, CONSOLIDATIONS, ETC. The Company shall not merge or consolidate with another corporation, enter into a share exchange, or sell all or substantially all of its assets to another Person, if pursuant thereto any Stockholder shall receive securities as full or partial consid eration for its Common Stock, unless all holders of a class of Common Stock (a) shall have the right to receive the same securities as each holder of such class of Common Stock, in each case in propor tion to their respective holdings of Common Stock (assuming the conversion, exchange or exercise of all securities convertible into or exchangeable, or exercisable for Common Stock) and on terms consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as is reasonably determined by the holders of at least a majority of the shares of Class A Common and the Class D Common voting as a separate class, the holders of a majority of the Class B Common voting as a separate class, and the holders of at least a majority of the shares of Class C Common voting as a separate class, and if such classes cannot agree, by an investment banking firm of national



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recognition mutually agreeable to such parties, whose determination shall be conclusive, and (b) who are parties to this Agreement enter into a stockholders agreement containing substantially similar rights and preferences as set forth in this Agreement.

                  3.3 BY-LAWS. The by-laws of the Company shall at all times provide, to the extent permitted by law, that:

                  (a) notice of every meeting of the Board shall be given, in the same manner as is provided in Section 8.3, to each director not less than one day prior to the meeting;

                  (b) a special meeting of the Board may be called, to be held at the registered office of the Company, by holders of at least 20% of the Company's Common Stock, upon at least 10 days' notice, given in the same manner as is provided in Section 8.3;

                  (c) any director may require the Company, to include in the business to be discussed at the meeting any one or more proposals submitted by such director;

                  (d) directors may participate in directors' meetings by telephone;

                  (e) directors may take action by their unanimous written consent;

                  (f)      notice of any meeting may be waived by any director;
                           and

                  (g) any action to be taken by the Board will require at least a majority of the directors of the Company.

                  3.4 FINANCIAL INFORMATION. So long as any Stockholder owns any Common Stock, the Company shall furnish to such Stockholder the following; provided that with respect to Stockholders who are a member of the Windward Group, the Company shall furnish to Windward the following:

                  (a) as soon as available, and in any event within 90 days after-the end of each fiscal year of the Company, duplicate copies of the audited financial statements of the Company and its Subsidiaries reported on by a firm of independent certified public accountants of national recognition, including a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and consolidated statements of income and of cash flow of the Company and its Subsidiaries for such fiscal year and the related footnotes thereto, and stating in comparative form the figures as of the end of and for the previous fiscal year, accompanied by a report thereon contain ing an opinion by such independent certified public accountants that the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as may be noted otherwise; provided that with respect to fiscal year 1999, such statements shall only cover a period beginning on the date hereof;

                  (b) as promptly as practicable, and in any event within 45 days after the end of

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each fiscal quarter of the Company, duplicate copies of its quarterly, unaudited financial statements prepared by the Company, including a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and consolidated statements of income and of cash flow of the Company and its Subsidiaries for such fiscal quarter and year to date period, and stating in comparative form the figures as of the end of and for the corresponding fiscal quarter and year to date period in the previous fiscal year, in all cases such financial statements shall have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted;

                  (c)      copies of all press releases issued by the Company;

                  (d) except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Stockholder entitled to receive information regarding the Company and its Subsidiaries under this
Section 3.4 shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that each such Stockholder may, to the extent required by law, regulatory authority or rating agency, disclose such information in connection with the sale or transfer of Common Stock if such Stockholder's transferee agrees in writing to be bound by the provisions hereof; and

                  (e) such additional financial information as may be reasonably requested by any Stockholder who then has a right to designate a member of the Board pursuant to Section 2.1 hereof.

                  3.5 ACTION BY STOCKHOLDERS. The Stockholders shall from time to time vote their Common Stock and take such actions reasonably within their control as may be required in order to cause the Company:

                  (a)      to comply with the provisions of this Agreement; and

                  (b) to take all other actions required or permitted to be taken by the Company in order to permit the Company to purchase Common Stock pursuant to the terms of this Agreement (which may include the revaluation of assets), provided such action is not contrary to any applicable law and such action would not cause a default by the Company or any of its Subsidiaries under any agreements of the Company or any of its Subsidiaries.

                  3.6 ACTION BY THE COMPANY TO PURCHASE STOCK. The Company shall take all actions necessary to permit the purchase of Common Stock pursuant to this Agreement (which may include the revaluation of assets), provided such action is not contrary to any applicable law and such action would not cause a default by the Company or any Subsidiary under any agreements with the Company or any Subsidiary.

                  3.7 CONSENTS TO STOCK TRANSFERS PURSUANT TO THIS AGREEMENT. The Stockholders hereby consent, to the extent required by the Company's Certificate of Incorporation, to any transfer of Common Stock made as permitted by this Agreement and shall execute any further formal

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consents which counsel for the Company may determine to be reasonably necessary for that purpose.

                  3.8 STOCK ACQUIRED PURSUANT TO WARRANTS AND OPTIONS. The Stockholders hereby agree that all Common Stock acquired by any of them whether pursuant to the exercise of all warrants, rights or options granted, or otherwise issued by the Company to the Stockholders, either prior to or following the date of this Agreement, shall be subject to the terms of this Agreement in all respects.

                  3.9 AMENDMENTS TO CERTIFICATE OF INCORPORATION. No Stockholder shall, nor shall it permit any of its Affiliates to, vote any Common Stock owned by it or over which it has the power to vote in favor of any amendment to or restatement of the Company's Certificate of Incorporation, if such amendment or restatement would alter the rights and preferences of any class of Common Stock held by the Stockholders so as to affect them adversely, but shall not so affect the other classes of Common Stock, without the express consent of the holders of at least 80% of the shares of the adversely affected class of Common Stock held by such Stockholders.


                                    ARTICLE 4

                    Restrictions on Transfer of Common Stock

                  4.1 TRANSFER OF STOCKHOLDER STOCK. No Other Stockholder shall sell, transfer, assign, pledge, exchange or otherwise dispose of (a "TRANSFER") any interest in Common Stock except pursuant to the provisions of this Article 4, Article 5, Article 7, or pursuant to a Public Sale; provided that as between Onex and J2R, the provisions of the Co-Investment Agreement will govern any "transfer" (as defined for this purpose in the Co-Investment Agreement) and the provisions of Article 4 and Article 5 of this Agreement will not apply. Each Other Stockholder agrees not to consummate any Transfer pursuant to the provisions of Section 4.2 until at least the minimum number of days required by
Section 4.2 after the delivery of such Other Stockholder's Offer Notice (as hereinafter defined), unless the parties to the Transfer have been finally determined pursuant to this Article 4 prior to the expiration of such period.

                  4.2      FIRST OFFER RIGHT.

                  (a) In addition to Transfers pursuant to Article 5, Article 7, or a Public Sale, any Other Stockholder may Transfer an interest in Common Stock by complying with this Section 4.2. At least 45 days prior to making any Transfer by any Other Stockholder of any Common Stock pursuant to a bona fide offer from an Independent Third Party (other than Pursuant to Article 5 and
Article 7 or a Public Sale), the transferring Other Stockholder (the "TRANSFERRING STOCKHOLDER") will deliver a written notice (the "OFFER NOTICE") to the Stockholders and to the Company. The Offer Notice will disclose the proposed number of shares of Common Stock (the "SUBJECT SHARES") to be transferred, identity of the proposed purchasers, and, in reasonable detail, the proposed terms and conditions of the Transfer. First, Onex may elect to purchase all (but not less than all) of the Common Stock specified in the Offer Notice at the price in cash and on the terms specified therein

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by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 20 days after the delivery of the Offer Notice. If Onex has not elected to purchase all of the Subject Shares within such 20-day period, the Company may elect to purchase all (but not less than all) of the Subject Shares at the price in cash and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practicable, but in any event within 30 days after delivery of the Offer Notice. If neither Onex nor the Company has elected to purchase all of the Subject Shares within such 30-day period, the Stockholders other than Onex and the Transferring Stockholder (collectively, the "FIRST OFFER STOCKHOLDERS") may elect to purchase all (but not less than all) of the Subject Shares at the price in cash and on the terms specified therein, on a pro rata basis determined by the number of shares of Common Stock then held by the First Offer Stockholders electing to make such purchase, by delivering written notice of such election to the Transferring Stockholder as soon as practicable, but in any event within 45 days after delivery of the Offer Notice; provided that if less than all of the First Offer Stockholders elect to make such purchase, the remaining Subject Shares shall be reoffered to those Stockholders who have elected to make such purchase until an election to purchase all of the Subject Shares has been made. If Onex, the Company or the First Offer Stockholders have elected to purchase all (but not less than all) of the Subject Shares from the Transferring Stockholder, the transfer of such shares will be consummated as soon as practical after the delivery of the election notice, but in any event within 75 days after delivery of the Offer Notice (the "CONSUMMATION PERIOD").
If any of the Subject Shares to be purchased by any holder of any Class D-2 Common are voting securities, at the request of any holder of Class D-2 Common the Company will exchange for such securities other securities which are non-voting, convertible into such securities on the same terms as those on which the Class D-2 Common is convertible into Class D-1 Common and otherwise identical to such securities in all respects. If neither Onex , the Company nor the First Offer Stockholders have elected to purchase all of the Subject Shares being offered or if Onex, the Company or the First Offer Stockholders elect to purchase all of the Subject Shares but do not consummate the purchase within the Consummation Period, the Transferring Stockholder may, within 45 days after the expiration of the Consummation Period, transfer the Subject Shares to one or more third parties at a price in cash and on other terms no more favorable to the transferees than offered to Onex, the Company and the First Offer Stockholders in the Offer Notice; provided that prior to such Transfer, such transferees shall have agreed in writing to be bound by the provisions of this Agreement. Any Subject Shares not transferred within such 45-day period will be subject to the provisions of this Section 4.2(a) upon subsequent transfer and the Transferring Stockholder will not be entitled to deliver another Offer
Notice for 90 days after the Transferring Stockholder has again become subject to this Section 4.2(a).

                  (b) The Stockholders may transfer any of its rights to purchase the Subject Shares under Section 4.2(a) to any of its Affiliates; provided that prior to such transfer, such Affiliate shall have agreed in writing to be bound by the provisions of this Agreement.

                  4.3      PERMITTED TRANSFERS.

                  (a) The restrictions contained in this Article 4 and in
Article 5 shall not apply with respect to (i) any Transfer of Common Stock by any Stockholder to or among its Affiliates or (ii) any Transfer of Common Stock by any Stockholder to any other Stockholder or (iii) any Transfer of a



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Warrant or of Common Stock issued thereto to a lender under the Bridge Loan
Agreement or any Affiliate thereof; provided that the restrictions contained in this Article 4 and in Article 5 shall continue to be applicable to the Common Stock after any such Transfer and provided further that the transferees of such Common Stock shall have agreed in writing to be bound by the provisions of this Agreement affecting the Common Stock so Transferred.

                  (b) In the case of any Transfer pursuant to Section 4.3(a)(i) above, a transferee may at any time, and shall forthwith in the event that such transferee ceases to be an Affiliate of the transferor (other than a transferee pursuant to Section 4.3(a)(ii) above), transfer back to such transferor all of the Common Stock held by it.

                                    ARTICLE 5

                         Tag-Along and Drag-Along Rights

                  5.1      TAG-ALONG RIGHT.

                  (a) Except as provided in Section 5.3, if at any time Onex or its Affiliate proposes to Transfer (other than a pledge) any or all of its Common Stock to any person other than an Affiliate (a "DISPOSITION"), Onex or its Affiliates, as the case may be (the "DISPOSING STOCKHOLDER"), shall, at least 30 days prior to the consummation of the Disposition, give notice (a "DISPOSITION NOTICE") to the Other Stockholders (the "NONDISPOSING STOCKHOLDERS") describing the terms and conditions of the Disposition in reasonable detail, including the proposed price per share, the method of payment, the anticipated closing date and the identity of the proposed purchaser, and stating that each of the Nondisposing Stockholders may elect to participate in such Disposition, at a price per share and on other terms consistent with the rights and preferences of the Common Stock set forth in the Company's Certificate of Incorporation (but in any case determined without consideration of voting rights or lack thereof) as is reasonably determined by the holders of at least a majority of the shares of Class A Common and Class D Common voting as a separate class, the holders of at least a majority of the shares of Class B Common voting as a separate class, and the holders of at least a majority of the shares of Class C Common voting as a separate class, and if such classes cannot agree, by an investment banking firm of national recognition mutually agreeable to such parties, whose determination shall be conclusive.

                  (b) The election pursuant to subsection (a) shall be exercised by notice to the Disposing Stockholder given within the time period specified in the Disposition Notice, which time period shall not be less than 10 Business Days after such Disposition Notice is given. If any Nondisposing Stockholder gives notice of its election to sell, it shall be obligated to sell the Common Stock specified in its notice upon the terms and subject to the conditions specified in subsection (a) to the proposed purchaser, conditional upon the closing of the Disposition.

                  (c) If the purchaser pursuant to the Disposition has a specified limited number of shares of Common Stock which it is willing to purchase in the aggregate, each of the Nondisposing Stockholders shall have the right to sell to the purchaser up to that number of shares



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of Common Stock owned by such Nondisposing Stockholder which is in the same proportion to its total ownership of Common Stock as the number of shares of the Common Stock being sold by the Disposing Stockholder is to the Disposing Stockholder's total ownership of Common Stock (in each case, assuming the conversion, exchange or exercise of all securities convertible into or exchangeable or exercisable for Common Stock).

                  (d) If any Nondisposing Stockholder does not elect to sell the full number of shares of Common Stock which it is entitled to sell pursuant to this Section 5.1, or if the aggregate number of shares of the Company's Common Stock which the Nondisposing Stockholders and any other stockholders of the Company are entitled to sell is less than the number of shares of the Company's Common Stock which the purchaser is willing to purchase, the remaining Nondisposing Stockholders shall be entitled to sell additional shares of Common Stock pro rata (as described in subparagraph (c) above) to the number of shares of Common Stock owned by each of them to make up the aggregate number of shares of Common Stock the purchaser is willing to purchase.

                  (e) Prior to transferring its Common Stock pursuant to this
Section 5.1, the Disposing Stockholder shall cause the prospective transferee to be bound by this Agreement.

                  5.2      DRAG-ALONG RIGHT.

                  (a) If the Board approves a Sale of the Company (the "APPROVED SALE"), the Stockholders will consent to and raise no objections to the Approved Sale of the Company and (i) if the Approved Sale of the Company is structured as a sale of stock, the Stockholders will agree to sell all of their Common Stock and rights to acquire Common Stock on the terms and conditions approved by the Board, (ii) if the Approved Sale of the Company is structured as a merger, consolidation or other reorganization, the Stockholders will vote in favor thereof (to the extent they are entitled to vote) and will not exercise any dissenters' rights of appraisal they may have under Delaware law, and (iii) if the Approved Sale of the Company is structured as a sale of all or substantially all of the Company's consolidated assets, the Stockholders will vote in favor thereof (to the extent they are entitled to vote). The Stockholders will use their best efforts to cooperate in the Approved Sale of the Company and will take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company as are reasonably requested by the Board, including, but not limited to, the provision of representations and warranties or indemnifications; provided that the Stockholders shall not be required to incur any out-of-pocket expenses in connection with such Approved Sale of the Company which are not reimbursed by the Company; and provided further that no Stockholder shall be required to provide substantively different representations and warranties or indemnification than any other Stockholder and that each Stockholder's obligations thereunder shall be several and limited to the proceeds received by such Stockholder in connection with such Approved Sale.

                  (b) The obligations of the Stockholders with respect to the Approved Sale of the Company are also subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale of the Company, all of the holders of each class of Common Stock will receive the same form and amount of consideration for their Common Stock as all other holders of the same class of Common Stock, or if any Stockholders are given an option as to the form and amount of consideration to be received, all holders of the same class of Common Stock will be given the same option; and (ii) the price per share of Common Stock will be payable in cash or publicly traded securities and will be on terms consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as is reasonably determined by the holders of at least a majority of the shares of Class A Common and the Class D common voting as a separate class, the holders of at least a majority of the Class B Common voting as a separate class, and the holders of at least a majority of the shares of Class C Common voting as a separate class, and if such classes cannot agree, by an investment banking firm of national recognition mutually agreeable to such parties, whose determination shall be conclusive.

                  (c) If the Company enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholders will, at the request of the Board, and to the extent required to comply with Rule 501, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Board. If any Stockholder appoints the purchaser representative designated by the Board, the Company will pay the fees of such purchaser representative, but if any Stockholder declines to appoint the purchaser representative designated by the Board, such holder will appoint another purchaser representative (reasonably acceptable to the Board), and such holder will be responsible for the fees of the purchaser representative so appointed.

                  (e) The provisions of this Section 5.2 shall terminate automatically and be of no further force and effect upon the consummation of a Public Offering.

                  5.3      EXCEPTIONS TO THE TAG-ALONG RIGHT.

                  (a) At any time when the Company is a Public Company, Onex and Affiliates shall be entitled during any 90-day period to sell collectively up to 5% of the Common Stock held by Onex and its Affiliates collectively at the beginning of such period through the facilities of any securities exchange on which the Common Stock is then listed or quoted in the NASDAQ System or the over-the-counter market, subject to compliance with applicable law and with the by-laws and regulations of such exchange or the NASD, if applicable. Any such sale shall not be subject to the provisions of Section 5.1.

                  (b) Section 5.1 and Section 4.2 shall not apply to any sale as part of a Public Offering.

                  (c) Section 5.1 shall not apply to any Transfer of Common Stock pursuant to a drag-along right exercised in connection with an Approved Sale.

                  5.4 PURCHASER SUBJECT TO THIS AGREEMENT. No Stockholder nor its Affiliates shall sell any of their Common Stock to any purchaser unless the purchaser assumes in writing, pro rata with such Stockholder and its Affiliates, in accordance with the purchaser's and such Stockholder's and its Affiliates' (taken together) respective share holdings, all of such Stockholder's and its Affiliates' obligations under, and agrees to be bound by (to the extent of such Stockholder's and its Affiliates' obligations), this Agreement. This Section shall not, however, apply in the case of transfers by each Stockholder and its Affiliates (a) through the facilities of any securities exchange on which the shares of Common Stock are then listed or quoted in the NASDAQ System or the over-the-counter market, or (b) by way of a Public Offering.


                                    ARTICLE 6

                           Limited Pre-Emptive Rights

                  6.1      PRE-EMPTIVE RIGHTS.

                  (a) Except for issuances of Offered Securities (as defined)
(i) as full or partial consideration in connection with the acquisition of another business or company, (ii) to the Company's or its Subsidiaries' employees and directors, (iii) pursuant to a Public Offering, (iv) in connection with financing arrangements with independent third party lenders, until the Company effects an initial Public Offering, the Company shall not issue any shares of stock that have a right to participate generally in dividends or the distribution of assets upon liquidation, dissolution or the winding up of the Company ("PARTICIPATING SECURITIES"), any shares of Common Stock or any securities possessing voting power with respect to the election of directors of the Company ("VOTING SECURITIES"), or any securities containing or consisting of options or rights to acquire any shares of Participating Securities, Common Stock or Voting Securities or any securities exchangeable into Participating Securities, Voting Securities or Common Stock (other than a dividend on any outstanding Common Stock or Participating Securities) (collectively, "OFFERED SECURITIES") to any Person unless the Company shall have first offered such Offered Securities pro rata to all Stockholders, on the same price, terms and conditions, pursuant to a written offer (the "OFFER"). The Offer shall specify the number of Offered Securities proposed to be issued by the Company, the price per Offered Security and shall limit the time within which the Offer, if not accepted, will be deemed to be declined (which time shall be not less than 20 days notice or more than 40 days after the date of the Offer). Each Stockholder shall then have the right, exercisable by notice to the Company within the time period specified in the Offer, to purchase its "Pro Rata Share" of the Offered Securities at the price per Offered Security referred to in the Offer. As used in this Section 6.1, the term "PRO RATA SHARE" of each Stockholder shall mean the product of (i) the total number of Offered Securities referred to in the Offer and (ii) a fraction, the numerator of which is the number of shares of Common Stock held by such Stockholder on the date the Offer is made and the denominator of which is the aggregate number of the Company's shares of Common Stock owned by such Stockholder and such other stockholders who are entitled to purchase a pro rata portion of the Offered Securities (in each case, assuming the conversion, exchange or exercise of all securities convertible into or exchangeable or exercisable for Common Stock). In the event the Offered Securities consist of shares of Class A Common, Class B Common, Class C Common, , Class D-1 Common, Class D-2 Common or Class E Common, then (i) any shares offered to the holders of Class A Common pursuant to this Section 6.1 shall be shares of Class A Common, (ii) any shares offered to the holders of Class B Common pursuant to this Section 6.1 shall be shares of Class B Common, (iii) any shares offered to the holders of Class C Common pursuant to this Section 6.1 shall be shares of Class C Common, (iv) any shares offered to holders of Class D-1 Common pursuant to this Section 6.1 shall be shares of Class D-1 Common, (v) any shares offered to holders of Class D-2 Common pursuant to this Section 6.1 shall be shares of Class D-2 Common, and
(vi) any shares offered to holders of Class E Common pursuant to this Section
6.1 shall be shares of Class E Common. In the event the Offered Securities consist of any other securities which are voting securities, then the securities offered to the holders of Class D-2 Common pursuant to this Section 6.1 shall be non-voting, convertible into such Offered Securities on the same terms as those on which the Class D-2 Common is convertible into Class D-1 Common and otherwise identical to such Offered Securities in all respects.

                  (b) If any Offered Securities shall not be capable of being offered to or being divided among the Stockholders in proportion to their holdings of Common Stock at the date of the Offer without division into fractions, the same shall be offered to or divided among the Stockholders as nearly as may be in proportion to the number of shares of Common Stock held by them respectively at the date of the Offer without division into fractions, as may be determined in good faith by the Board.

                  (c) The closing of a purchase and sale pursuant to this
Section 6.1 shall be held at the registered office of the Company on the date specified in the Offer, which date shall be not less than 15 or more than 30 days after the time at which the Offer, if not accepted, will be deemed to be declined.

                  (d) If any Stockholder does not elect to purchase the full number of Offered Securities which it is entitled to purchase pursuant to this
Section 6.1, the balance shall be reoffered pro rata to the remaining Stockholders that did elect to purchase their full entitlement at the same price per Offered Security as specified in the Offer and otherwise on such terms as the Board may in good faith determine until either (i) all of such Offered Securities shall have been elected to be purchased or (ii) all of the Stockholders have elected to not purchase such remaining Offered Securities. In the event any Offered Securities remain the Company may issue such Offered Securities in compliance with Section 6.1(c) above to such Person or Persons as the Board may in good faith determine, but, in any event, at the same price per Offered Security as specified in the Offer.

                  6.2 NO ADDITIONAL PRE-EMPTIVE RIGHTS. No Stockholder shall have any preemptive right to acquire Common Stock from the Company except pursuant to Section 6.1 and, without limiting the generality of the foregoing, shall have no preemptive rights on a Public Offering of Common Stock by the Company.

                                    ARTICLE 7

                          Transfers of Common Stock and
                              Appointment of Proxy

                  7.1 TRANSFERS IN ACCORDANCE WITH THIS AGREEMENT. No Stockholder shall transfer or suffer to be transferred any or all of its Common Stock, except as permitted or required by this Agreement. The Company may refuse to register any transfer of Common Stock on its transfer books if such transfer is not in accordance with this Agreement and state and federal securities laws.

                  7.2 LEGENDING OF SHARES CERTIFICATES. All certificates representing Common Stock held by any Person subject to this Agreement (and by any permitted or required transferees who are bound by or subject to this Agreement) shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES CONTAINED IN THE INVESTOR STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 21, 1999, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH INVESTOR STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                  7.3      DEFAULT OF DELIVERY.

                  (a) In the event that any Stockholder, the Company, or any Stockholder's transferees or assignees (each, a "REQUIRING PARTY") have the right to acquire Common Stock from any other Stockholder or the right to require any such other Stockholder to sell its Common Stock to any other Person, pursuant to the terms of this Agreement (such selling Stockholder hereinafter referred to as the "Transferor" and such Requiring Party or any other Person to whom the Transferor is required to transfer Common Stock, as applicable, hereinafter referred to as the "TRANSFEREE") and the Transferor is not present at the closing, or is present but for any reason fails to produce and deliver to the Transferee the certificates or other instruments representing any of the Common Stock being transferred, then the cash purchase price, as and when payable, may be deposited into a special account in the name of the Company at a branch of the Company's bankers and any other consideration permitted or required to be delivered in satisfaction of the purchase price shall be deposited with the Company. Such deposits shall constitute valid and effective payment to the Transferor of the purchase price for the Common Stock being transferred notwithstanding the fact that the Transferor may have voluntarily attempted to encumber or dispose of any of the Common Stock contrary to the terms hereof, or that one or more certificates or other evidences of ownership of such Common Stock may have been delivered to any other Person. From and after the date of such deposits (even though the share certificates in the name of the Transferor have not been delivered to the Transferee), the purchase and transfer of the Common Stock shall be deemed to have been fully completed and all right, title, benefit and interest of the Transferor in and to all such Common Stock, both at law and in equity, shall be conclusively deemed to have been transferred and assigned to and become vested in the Transferee and the Transferee will have the right to request that the Company enter the transfer into the stock register and the Company shall be entitled to so enter the transfer.

                  (b) Where the Transferee has made a deposit in accordance with subsection (a), the Transferor shall be entitled to receive the cash purchase price of the Common Stock deposited with the Company's bankers, and to receive any other consideration deposited with the Company, upon delivery to the Company of (i) the certificates or other instruments representing the Common Stock duly endorsed for transfer and (ii) any other document required to be delivered by the Transferor at closing, including, without limitation, the release or discharge of any encumbrance relating to the Common Stock and stock transfer stamps, if necessary.

                  7.4 DISTRIBUTIONS UPON SALE OF THE COMPANY. In the event of a sale or exchange by the Stockholders of all or substantially all of the Common Stock held by the Stockholders, the Stockholders shall receive the same portion of the aggregate consideration from such sale or exchange that such Stockholders would have received if such aggregate consideration had been distributed by the Company in complete liquidation.


                                    ARTICLE 8

                         Representations and Warranties
                                 of the Company.

                  The Company hereby represents and warrants to the Stockholders that as of the Closing:

                  8.1 ORGANIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement, except where the failure to have such power and authority would not have a material adverse effect upon the business or financial condition of the Company.

                  8.2      CAPITAL STOCK AND RELATED MATTERS.

                  (i) Immediately following the Closing, (a) the authorized capital stock of the Company will consist of 20,000 shares of Class A Common, 30,000 shares of Class B Common, 2,000 shares of Class C Common, 15,000 shares of Class D-1 Common, 7,500 shares of Class D-2 Common, and 1,000 shares of Class E Common and (b) the Company will have issued, and there will be outstanding, 6,998.4380 shares of Class A Common, 21,367.6964 shares of Class B

Common, 7.1700 shares of Class C Common, 6,885.1466 shares of Class D-1 Common, 7,122.5655 shares of Class D-2 Common, and 4.7009 shares of Class E Common.

                  (ii) Immediately following the Closing, except for the Warrants, the Company will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor will it have outstanding any rights, subscriptions, warrants, agreements, commitments or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable for any capital stock, except as contemplated in the Certificate of Incorporation. Immediately following the Closing, all of the outstanding shares of the Company's capital stock will have been duly authorized, and upon payment therefore will be validly issued and will be fully paid and nonassessable.

                  8.3 AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, and all other agreements and transactions contemplated hereby and thereby have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally. The execution and delivery by the Company of this Agreement and all other agreements and instruments contemplated hereby and thereby to be executed by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than in connection with certain state and federal securities laws) or any other third party pursuant to, the Certificate of Incorporation or the Bylaws, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party, or by which its assets are bound, except where the existence of any such conflict, breach, default, right to accelerate or violation, or the creation of any such lien, security interest, charge or encumbrance, or the failure to obtain, take or make any such authorization, consent, approval, exemption, other action, notice or filing, could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole.
                                    ARTICLE 9

                                  Miscellaneous

                  9.1      VOTING AGREEMENT.

                  (a) The Other Stockholders (other than Stockholders who are members of the Windward Group) shall at all times vote their Common Stock (to the extent they are entitled to vote the same) as directed by Onex, or in the same manner as the Common Stock held by Onex is voted, on the designation of director representatives, on the election of directors and, with the exception of NML, on all other matters which are submitted to a vote (or consent in lieu of voting) of the Company's stockholders and on which such Common Stock is entitled to vote, and for this purpose, shall execute and deliver to Onex (or its designees) proxies to make such designations and to vote such Common Stock in the same manner as directed by Onex or as the Common Stock held by Onex is voted. To the extent permitted by law and for all purposes of this Agreement, each Other Stockholder (other than Stockholders who are members of the Windward Group), by its execution of this Agreement, irrevocably constitutes and appoints the Person who is at any time the president of Onex, its proxy to vote all of its Common Stock at any meeting of stockholders of the Company, or to give consent in lieu of voting on the designation of directors, representatives, or the election of directors and, with the exception of NML, on any matter which is submitted for a vote or consent to the stockholders and on which such Common Stock is entitled to vote (except to the extent such vote or consent would violate any applicable law and except with respect to stockholder voting on the merger or consolidation of the Company with another corporation or the sale of all or substantially all of the Company's assets), provided that such Common Stock is voted or consent is given with respect to it in the same manner as the Common Stock held by Onex. The proxies and powers granted by such Other Stockholder pursuant to this Article 9 are coupled with an interest. Notwithstanding anything contained in this paragraph, such Stockholder's Common Stock shall not, except with the express consent of such Stockholder, be voted in favor of any resolution the effect of which will be to change such Stockholder's Common Stock or Onex's Common Stock, or convert or exchange such Stockholder's Common Stock or Onex's Common Stock into or for different securities, unless in every such case such Stockholder's Common Stock and Onex's Common Stock are thereby changed identically or converted into or exchanged for the same type of securities pro rata (except in no event shall the Class D-2 Common or any other nonvoting securities issued as contemplated by this Agreement to holders of Class D-2 Common be amended to become voting securities and in no event shall the terms on which Class D-2 Common or any such securities are convertible into voting securities be amended, except with the consent of the holders of a majority of the outstanding shares of Class D-2 Common originally issued pursuant to the Recapitalization Agreement).

                  (b) Each Other Stockholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no such holder of Common Stock shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

                  (c) The voting agreement set forth in this Section 9.1 shall terminate upon the occurrence of a Qualified Public Offering.

                  9.2 ACKNOWLEDGMENT. The parties hereto acknowledge that, pursuant to the Company's Certificate of Incorporation, and except as expressly set forth in this Agreement, the Class A Common, Class B Common, Class C Common, Class D-1 Common and Class E Common will vote together as a single class, the Class D-2 Common shall not vote, and none of the classes of Common Stock will be entitled to a separate class vote, except as required by law.

                  9.3 NOTICES. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by telex or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made. If delivered by telex or telecopy, such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. Any such delivery shall be addressed to the intended recipient at the following addresses (or at such other address for a party as shall be specified by such party by like notice to the other parties):

                  (a)      if to J2R or the Company:

                           c/o Hidden Creek Industries
                           4508 IDS Center
                           Minneapolis, Minnesota 55402
                           Attention: Scott D. Rued
                           Telecopy: (612) 332-2012

                           with a copy to:

                           Kirkland & Ellis
                           200 E. Randolph Drive
                           Chicago, Illinois 60601
                           Attention: Jeffrey C. Hammes, P.C.
                                      John A. Schoenfeld, Esq.
                           Telecopy: (312) 861-2200

                  (b)      if to Onex:
                           Onex Investment Corporation
                           712 Fifth Avenue, 40th Floor
                           New York, New York 10019
                           Attention: Eric J. Rosen
                           Telecopy: (212) 582-0909

                           with a copy to:

                           Kirkland & Ellis
                           200 E. Randolph Drive
                           Chicago, Illinois 60601
                           Attention: Jeffrey C. Hammes, P.C.
                                      John A. Schoenfeld, Esq.
                           Telecopy: (312) 861-2200

                  (c)      if to Windward:

                           Windward Capital Partners
                           1177 Avenue of the Americas, 42nd Floor
                           New York, New York 10036
                           Attention: Anthony J. Almy
                           Telecopy: (212) 382-6534

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022-3897
                           Attention: Howard Ellin, Esq.
                           Telecopy: (212) 735-2000

                  (d) The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue
                           Milwaukee, Wisconsin  53202
                           Attention: Jeffrey Lueken
                           Telecopy: (414) 299-2174

                  (c) if to any other person which becomes a party to this Agreement in accordance with the terms hereof, at the address for delivery of notices or communications given to all other parties by such party at such time.

Notices to any director of the Company shall be given:

                  (i) by telephone or delivery in person to such director at the address (or telephone number) designated by him from time to time by notice to Onex and the Company (in the case of directors designated by any Other Stockholder) or to the Other Stockholders and the Company (in the case of directors designated by Onex), confirmed by letter to such address; or

                  (ii) by registered mail with postage prepaid. If a director has not designated an address, notice to such director may be given to his address last known to the Company.

                  9.4 EXTENDED MEANINGS. In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include all genders.

                  9.5 CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

                  9.6 APPLICABLE LAW. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of New York.

                  9.7 TIME.  Time shall be of the essence of this Agreement.

                  9.8 SEVERABILITY. The provisions of this Agreement are intended to be and shall be deemed severable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  9.9 CURRENCY. References in this Agreement to monetary amounts shall be in United States currency unless otherwise expressly stated.

                  9.10 ARBITRATION PROCEDURE.

                  (a) The parties hereto agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims or disputes arising out of the provisions of this Agreement (the "DISPUTES"). Nothing in this Section 9.10 shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined below) or the provisions of this Section 9.10. The parties hereto hereby agree and acknowledge that, except as otherwise provided in this Section 9.10 or in the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Uniform Arbitration Act.

                  (b) In the event that any party hereto asserts that there exists a Dispute, such party shall deliver a written notice to each other party hereto involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the party delivering such notice of Dispute (the "DISPUTING PARTY") may, within 45 business days after delivery of such notice, commence arbitration hereunder by delivering to each other party hereto involved therein (collectively, the "OTHER PARTIES") a notice of arbitration (a "NOTICE OF ARBITRATION"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

                  (c) The Disputing Party, on the one hand, and the Other Parties, on the other hand, each shall select one non-neutral arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "DISPUTING PARTY'S ARBITRATOR" and the "OTHER PARTIES' ARBITRATOR," respectively). In the event that either such party fails to select an arbitrator as set forth herein within 20 days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. The Disputing Party's Arbitrator and the Other Parties' Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 9.10. If the Disputing Party's Arbitrator and the Other Parties' Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, the third arbitration shall be chosen by the President of the AAA.

                  (d) The arbitrator(s) selected pursuant to Section 9.10(c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party to the arbitration bears to the amount actually contested by such party. For example, if the Disputing Party submits a claim for $1,000 and if the Other Parties contest only $500 of the amount claimed by the Disputing Party, and if the arbitrator(s) ultimately resolves the dispute by awarding the Disputing Party $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 / 500) to the Other Parties and 40% (i.e., 200 / 500) to the Disputing Party.

                  (e) The arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the parties to the arbitration. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "FINAL DETERMINATION") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party to the arbitration and to correct manifest clerical errors.

                  (f) The Disputing Party and the Other Parties may enforce any Final Determination in any state or federal court having jurisdiction over the Dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

                  (g) Any party hereto required to make a payment pursuant to this Section 8.10 shall pay the party entitled to receive such payment within three days of the delivery of the Final Determination to such responsible party. If any party hereto shall fail to pay the amount of any damages, if any, assessed against it within such three day period, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) the prime rate of interest published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate, in effect from time to time (which rate shall be adjusted on the effective date of each change in such prime rate) plus 2.00% and
(ii) the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable on demand. In addition, such party shall promptly reimburse the other party to the arbitration for any and all costs and expenses of any nature or kind whatsoever (including but not limited to all attorneys' fees) incurred in seeking to collect such damages or to enforce any Final Determination.

                  9.11 ASSIGNMENT. This Agreement shall be binding upon the parties hereto, all Stockholders and, to the extent expressly provided elsewhere in this Agreement, their respective permitted transferees and assigns (other than purchasers of Common Stock pursuant to a Public Sale), together with in each case all successors, heirs, executors and administrators thereof, and shall inure to the benefit of the parties hereto, all Stockholders and, to the extent expressly provided elsewhere in this Agreement, assigns of the Stockholders, together, in each case, with all successors, heirs, executors and administrators thereof; provided that a Stockholder may assign its rights to purchase Common Stock hereunder to one of its Affiliates so long as such Affiliate is, or agrees to become, a party hereto. The parties hereto agree that the rights of each Stockholder contained in this Agreement are personal to such Stockholder and may not be assigned to, and will not inure to the benefit of any transferees of such Stockholder other than its Affiliates or, as expressly provided herein, the Company. Except as otherwise provided herein, no party may assign any of its rights or delegate any of its duties under this Agreement.

                  9.12 AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of the shares of voting Common Stock and, to the extent that any modification, amendment or waiver adversely affects the rights of the holders of any class, series or sub-class of Common Stock, by the holders of at least a majority of shares of such adversely affected class, series or sub-class of Common Stock; provided that no modification, amendment or waiver of any provision of Section 2.1 above that adversely affects the rights of any Stockholder shall be effective unless such modification, amendment or waiver is approved in writing by such Stockholder. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right there after to insist upon strict adherence to that term or any other term of this Agreement. No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

                  9.13 REMEDIES. The Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  9.14 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

                  9.15 COMPLETE AGREEMENT. This Agreement, the documents expressly referred to herein (including the Registration Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understanding, agreements or representations by or among the parties, written or oral, that may be related to the subject matter hereof in any way, except for the Co-Investment Agreement which will not be superseded or preempted as between Onex, J2R and their Affiliates.

                  9.16     WINDWARD AGENCY.

                  (a) Each member of the Windward Group hereby irrevocably (subject to the provisions of paragraph (c) below) designates and appoints Windward as its attorney-in-fact, agent and representative, to act on its behalf
(i) in connection with exercising any of its rights hereunder, performing any of its duties or obligations hereunder or enforcing any claims or rights on its behalf under this Agreement, (ii) to investigate, contest, litigate, demand, sue for, collect, recover and receive all claims, debts, monies and other amounts whatsoever which may hereafter become due to the members of the Windward Group in connection with this Agreement (including, without limitation, instituting any action, suit or legal proceeding to enforce any of its rights hereunder) and to make, execute and deliver receipts, releases, settlements, adjustments and other discharges therefor, (iii) to defend, settle, adjust, submit to arbitration or compromise all actions, suits, accounts, reckonings, claims and demands that may be brought against the members of the Windward Group in connection with this Agreement, (iv) to amend, supplement or grant any waiver under this Agreement or any other agreement or document contemplated hereby, (v) to vote at any annual or special meeting of shareholders, or to take action by written consent in lieu of such meeting with respect to, all of the shares of Common Stock owned or held of record by such Stockholder, but only for (vi) in executing, acknowledging, verifying and/or delivering any and all agreements, certificates and instruments in connection with taking any of the actions referred to in clauses (i), (ii), (iii), (iv) and (v) above, and (vii) in doing, executing and performing any other act, deed, matter or thing, of any kind or nature whatsoever, that is necessary, appropriate or advisable to enforcing any claims or rights under this Agreement or performing any of its duties or obligations hereunder or otherwise representing its interest hereunder; all of the foregoing actions may be taken in such manner as Windward determines in its sole discretion to be appropriate, advisable or necessary.

                  (b) The designation and appointment of Windward referred to in the previous paragraph (a) shall be deemed to be irrevocable (subject to the provisions of paragraph (c) below) and coupled with an interest and shall survive the death, dissolution, bankruptcy, incompetency or legal disability of any member of the Windward Group. Without limitation to the foregoing and notwithstanding anything to the contrary in this Agreement, if any payments or other amounts are received by Windward on behalf of the members of the Windward Group in connection with this Agreement, Windward shall, after deducting any expense reimbursement amount with which it may be entitled, distribute such amounts to the various members of the Windward Group in such manner as Windward deems reasonably appropriate in light of each member's relevant interests and the particular circumstances.

                  (c) Windward (or any successor thereof appointed pursuant to this subsection (c)) may resign from the performance of all its functions and duties as agent on behalf of the Windward Group under this Agreement at any time by giving at least 10 days business days' prior written notice to the other parties to this Agreement. Such resignation shall take effect upon the acceptance by a successor agent of its appointment pursuant to this subsection
(c). Upon any such notice of resignation by Windward (or any successor thereof), the Requisite Member shall appoint a successor agent. If a successor agent shall not have been appointed within said 10 business day period, Windward (or any duly appointed successor thereof) shall then appoint a successor who shall serve as agent on behalf of the Windward Group under this Agreement until such time, if any, as the Requisite Members appoint a successor agent as provided in this subsection (c). Windward (or any successor thereof appointed pursuant to this subsection (c)) may be removed by the Requisite Members and replaced with another person, at any time and for any reason, upon ten days prior written notice given by the Requisite Members to the agent then in effect and all other parties to this Agreement. Upon the appointment of a successor agent hereunder, references in this Agreement to Windward, acting in its role as agent for the Windward Group, shall, for all purposes of this Agreement, thereafter mean such successor agent.


                                    * * * * *

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                         J.L. FRENCH AUTOMOTIVE CASTINGS, INC.

                                         By: /s/ Thomas C. Dinolfo
                                         Its:
                                             ---------------------------------

                                         ONEX American Holdings LLC

                                         By: /s/ Eric J. Rosen
                                         Its:
                                             ---------------------------------

                                         J2R PARTNERS III

                                         By: /s/ Carl E. Nelson
                                         Its:
                                             ---------------------------------

                                         BANCAMERICA CAPITAL INVESTORS II, L.P.
                                         By: BancAmerica Capital Management II,
                                            L.P.
                                         Its:  General Partner

                                         By:  BACM II, GP, LLC
                                         Its:  General Partner

                                         By: Signature Illegible
                                         Its:  Authorized Member

                                         THE NORTHWESTERN MUTUAL LIFE
                                         INSURANCE COMPANY

                                         By: /s/ Jerome R. Baier
                                         Its:
                                             ---------------------------------

                                         NORWEST EQUITY CAPITAL, L.L.C.
                                         By: Itasca NEC, L.L.C., Managing Member

                                         By: Signature Illegible

                                         ROBERT W. BAIRD & CO. INCORPORATED

                                         By: Signature Illegible
                                         Its:
                                              ---------------------------------

                                          BCP II AFFILIATES FUND LIMITED
                                          PARTNERSHIP
                                          By: Robert W. Baird & Co. Incorporated
                                          Its:  General Partner

                                          By: Signature Illegible
                                          Its:
                                              ---------------------------------

                                          BAIRD CAPITAL PARTNERS II LIMITED
                                          PARTNERSHIP
                                          By: Baird Capital Partners Management
                                          Company,L.L.C.
                                          Its:  General Partner

                                          By: Signature Illegible
                                          Its:
                                              ---------------------------------

                                          RANDOLPH STREET PARTNERS II

                                          By: Signature Illegible
                                          Its:
                                              ---------------------------------

                                          WINDWARD/METROPOLITAN, L.L.C.

                                          By: Signature Illegible
                                          Its:
                                              ---------------------------------

                                          WINDWARD/PARK WACI, L.L.C.

                                          By: Signature Illegible
                                          Its:
                                              ---------------------------------


                                              ---------------------------------
                                          /s/ Charles M. Waldon


                                              ---------------------------------
                                          /s/ S.A. Johnson


                                              ---------------------------------
                                          /s/ Dugald K. Campbell

                                               ---------------------------------
                                              /s/ Karl F. Storrie


                                               ---------------------------------
                                              /s/ Scott D. Rued


                                               ---------------------------------
                                              /s/ Robert R. Hibbs


                                               ---------------------------------
                                              /s/ Carl E. Nelson


                                               ---------------------------------
                                              /s/ David J. Huls


                                               ---- ----------------------------
                                              /s/ Mary L. Johnson


                                               ---------------------------------
                                              /s/ Judith A. Vijums


                                               ---------------------------------
                                              /s/ Dan F. Moorse

                                            U.S. BANK TRUST NATIONAL ASSOCIATION

                                            By: Signature Illegible
                                            Its:
                                                --------------------------------